Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-217205, 333-187883 and 333-262435) and Form S-8 (No. 333-222970) of Natural Resource Partners L.P. of our report dated February 28, 2025 relating to the financial statements of Sisecam Wyoming LLC for the year ended December 31, 2024, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Charlotte, North Carolina
February 28, 2025